Exhibit 10.1

Execution Version

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

By and Among

INERGY GP, LLC,

INERGY, L.P.,

INERGY PROPANE, LLC,

MGP GP, LLC,

INERGY MIDSTREAM HOLDINGS, L.P.,

NRGM GP, LLC

and

INERGY MIDSTREAM, L.P.

Dated as of December 21, 2011

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT dated as of December 21, 2011 (this “Agreement”) is entered by and among Inergy GP, LLC, a Delaware limited liability company (“NRGY GP”), Inergy, L.P., a Delaware limited partnership (“NRGY”), Inergy Propane, LLC, a Delaware limited liability company (“Inergy Propane”), MGP GP, LLC, a Delaware limited liability company (“MGP GP”), Inergy Midstream Holdings, L.P., a Delaware limited partnership (“MGP”), NRGM GP, LLC, a Delaware limited liability company (the “General Partner”), and Inergy Midstream, L.P., a Delaware limited partnership (the “Partnership”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and NRGY have formed the Partnership upon its conversion from a Delaware limited liability company to a Delaware limited partnership, pursuant to the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.	NRGY formed MGP GP pursuant to the Delaware LLC Act and contributed $1,000 in exchange for all of the member interests in MGP GP.

2.	NRGY and MGP GP formed MGP pursuant to the Delaware LP Act. NRGY contributed $1,000 in exchange for a limited partner interest representing all of the economic interests in MGP, and MGP GP received a non-economic general partner interest in MGP.

3.	MGP formed the General Partner pursuant to the Delaware LLC Act and contributed $1,000 in exchange for all of the member interests in the General Partner.

4.	NRGY’s member interest in Inergy Midstream, LLC, a Delaware limited liability company and the predecessor of the Partnership (the “Predecessor”), was converted into a 0% managing member interest and a 100% non-managing member interest in the Predecessor. NRGY contributed the 0% managing member interest in the Predecessor to MGP, and MGP further contributed the 0% managing member interest in the Predecessor to the General Partner.

5.	The Predecessor converted into the Partnership pursuant to the Delaware LLC Act and the Delaware LP Act. NRGY’s 100% non-managing member interest in the Predecessor was converted into a limited partner interest in the Partnership (the “Initial LP Interest”), and the General Partner’s 0% managing member interest in the Predecessor was converted into a non-economic general partner interest in the Partnership (the “Initial GP Interest”).

6.	The Partnership distributed its 100% member interest in each of Tres Palacios Gas Storage LLC, a Delaware limited liability company (“Tres Palacios”), and US Salt, LLC, a Delaware limited liability company (“US Salt”), to NRGY.

7.	The Partnership assigned to NRGY all of the Partnership’s right, title and interest in, and NRGY assumed all of the Partnership’s obligations under, that certain Purchase and Sale Agreement dated September 3, 2010, as amended and supplemented from time to time, between TP Gas Holding LLC and the Partnership (the “Tres Palacios Purchase Agreement”), pursuant to and upon the terms and conditions set forth in the TPPA Assignment and Assumption Agreement.

8.	On December 19, 2011, the Underwriters exercised in full the Over-Allotment Option to purchase 2,400,000 Common Units pursuant to Section 2 of the Underwriting Agreement.

WHEREAS, as of the Effective Time, each of the following actions shall have occurred in the following order:

1.	NRGY executed and delivered the Promissory Note.

2.	NRGY used the proceeds of the Promissory Note to repay $255 million of outstanding term loan indebtedness under the NRGY Credit Agreement.

3.	The board of directors of NRGY GP designated each of the Partnership and its subsidiaries as an “Unrestricted Subsidiary” (as such term is defined under the indentures governing NRGY’s issued and outstanding senior unsecured notes).

4.	NRGY contributed the Intercompany Debt to the Partnership, and the Intercompany Debt was canceled.

WHEREAS, at the closing of the Partnership’s initial public offering of Common Units, each of the following transactions shall occur in the following order:

1.

NRGY conveys the Initial LP Interest to the Partnership, as a recapitalization of its interest in the Partnership, in exchange for (i) 55,925,000 Common Units representing an approximate 75.2% limited partner interest in the Partnership (based upon the Underwriters’ exercise in full of the Over-Allotment Option), (ii) the right to receive a distribution from the Partnership of $80 million as reimbursement of pre-formation capital expenditures with respect to the Partnership’s assets, (iii) the issuance to MGP of all of the Incentive Distribution Rights in the Partnership, (iv) the Partnership’s assumption of the Assumed Debt pursuant to the PM Assignment and Assumption Agreement, and (v) the right to receive, upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, (A) a number of additional Common Units that is equal to the excess, if any, of (x) 2,400,000 over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the Over-Allotment Option on the Option Closing Date(s), and (B) a distribution in an amount equal to the aggregate amount of cash, if any, contributed by the Underwriters to the Partnership on the Option Closing Date(s) with respect to Common Units purchased by and issued to the Underwriters pursuant to each exercise of the Over-Allotment Option, if any. The General Partner conveys the Initial GP Interest to the Partnership, as a recapitalization of its interest in the Partnership, in exchange for a non-economic general partner interest in the Partnership.

2.	The Partnership, the General Partner and NRGY amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as the Partnership, the General Partner and NRGY may agree.

3.	The Underwriters contribute $312,800,000 in cash, less the amount of $19,941,000 payable to the Underwriters after taking into account the underwriting discount of 6% (the “Spread”) and the structuring fee of 0.375% (the “Structuring Fee”) payable to Morgan Stanley & Co. LLC and Barclays Capital Inc., in exchange for 18,400,000 Common Units (representing an approximate 24.8% limited partner interest in the Partnership, based upon the Underwriters’ exercise in full of the Over-Allotment Option).

4.	The Partnership (i) enters into the New Revolving Credit Facility and borrows approximately $82.7 million under the New Revolving Credit Facility.

5.	The Partnership distributes $118,199,000 to NRGY, consisting of (i) $80,000,000 for reimbursement of pre-formation capital expenditures with respect to the Partnership’s assets and (ii) $38,199,000 for the aggregate amount of cash contributed by the Underwriters to the Partnership with respect to the 2,400,000 Common Units purchased by and issued to the Underwriters pursuant to the Underwriters’ exercise in full of the Over-Allotment Option.

6.	The Partnership pays approximately $2.4 million of offering expenses.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Agreement” has the meaning assigned to such term in the preamble.

“Assumed Debt” means $255 million in outstanding borrowings under the Promissory Note that will be assumed by the Partnership pursuant to the PM Assignment and Assumption Agreement in connection with the transactions contemplated by this Agreement.

“Closing Date” means the date of closing of the Partnership’s initial public offering of Common Units.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” means the common units representing limited partner interests in the Partnership.

“Delaware LLC Act” has the meaning assigned to such term in the recitals.

“Delaware LP Act” has the meaning assigned to such term in the recitals.

“Effective Time” means immediately prior to the closing of the initial public offering of Common Units pursuant to the Underwriting Agreement.

“General Partner” has the meaning assigned to such term in the preamble.

“Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.

“Inergy Propane” has the meaning assigned to such term in the preamble.

“Initial GP Interest” has the meaning assigned to such term in the recitals.

“Initial LP Interest” has the meaning assigned to such term in the recitals.

“Intercompany Debt” means all intercompany indebtedness that the Partnership owes to Inergy Propane at the Effective Time.

“MGP” has the meaning assigned to such term in the preamble.

“MGP GP” has the meaning assigned to such term in the preamble.

“New Revolving Credit Facility” means that certain Credit Agreement, to be dated as of the Closing Date, by and among the Partnership, the lenders party thereto and JPMorgan Chase Bank, N.A.,, as administrative agent.

“NRGY” has the meaning assigned to such term in the preamble.

“NRGY Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of November 24, 2009, as further amended and restated as of February 2, 2011, by and among NRGY, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (as amended, restated, supplemented or otherwise modified prior to the date hereof).

“NRGY GP” has the meaning assigned to such term in the preamble.

“Option Closing Date” has the meaning assigned to such term in the Partnership Agreement.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of November 14, 2011.

“Over-Allotment Option” has the meaning assigned to such term in the Partnership Agreement.

“Partnership” has the meaning assigned to such term in the preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of the Closing Date.

“Party” has the meaning assigned to such term in the preamble.

“PM Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement relating to the Promissory Note between NRGY, as assignor, and the Partnership, as assignee, and accepted and acknowledged by JPMorgan Chase Bank, N.A., as lender, substantially in the form set forth on Exhibit A of the Promissory Note.

“Predecessor” has the meaning assigned to such term in the recitals.

“Promissory Note” means that certain unsecured promissory note to be dated the Closing Date, substantially in the form attached as Exhibit 10.9 to the Registration Statement, issued by NRGY in favor of JPMorgan Chase Bank, N.A. in the principal amount of $255,000,000, which will be assumed by the Partnership on the Closing Date pursuant to the PM Assignment and Assumption Agreement.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-176445), as amended and effective at the Effective Time.

“Spread” has the meaning assigned to such term in the recitals.

“Structuring Fee” has the meaning assigned to such term in the recitals.

“TPPA Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement, dated as of November 25, 2011, relating to the Tres Palacios Purchase Agreement between the Partnership, as assignor, and NRGY, as assignee.

“Tres Palacios” has the meaning assigned to such term in the recitals.

“Tres Palacios Purchase Agreement” has the meaning assigned to such term in the recitals.

“Underwriters” means those underwriters listed in the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement by and among the Partnership, the General Partner, NRGY and the Underwriters, dated as of December 15, 2011.

“US Salt” has the meaning assigned to such term in the recitals.

ARTICLE II

CONTRIBUTION, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

Effective as of, and subject to, the closing of the Partnership’s initial public offering of its Common Units, the following shall occur in the order set forth herein:

Section 2.1 Recapitalization of the Initial LP Interest and the Initial GP Interest. NRGY hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Initial LP Interest, as a recapitalization of NRGY’s interest in the Partnership, in exchange for (i) 55,925,000 Common Units representing an approximate 75.2% limited partner interest in the Partnership (based upon the Underwriters’ exercise in full of the Over-Allotment Option), (ii) the right to receive a distribution from the Partnership of $80 million as reimbursement of pre-formation capital expenditures with respect to the Partnership’s assets, (iii) the issuance to MGP of all of the Incentive Distribution Rights in the Partnership, (iv) the Partnership’s assumption of the Assumed Debt pursuant to the PM Assignment and Assumption Agreement, and (v) the right to receive, upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, (A) a number of additional Common Units that is equal to the excess, if any, of (x) 2,400,000 over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the Over-Allotment Option on the Option Closing Date(s), and (B) a distribution in an amount equal to the aggregate amount of cash, if any, contributed by the Underwriters to the Partnership on the Option Closing Date(s) with respect to Common Units purchased by and issued to the Underwriters pursuant to each exercise of the Over-Allotment Option, if any. The Partnership hereby accepts the Initial LP Interest, as a recapitalization of NRGY’s interest in the Partnership. The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Initial GP Interest, as a recapitalization of the General Partner’s interest in the Partnership, in exchange for a non-economic general partner interest in the Partnership. The Partnership hereby accepts the Initial GP Interest, as a recapitalization of the General Partner’s interest in the Partnership.

Section 2.2 Execution of the Partnership Agreement. The Parties acknowledge that the Partnership, the General Partner and NRGY have amended and restated the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as the Partnership, the General Partner and NRGY have agreed.

Section 2.3 Underwriters’ Cash Contribution. The Parties acknowledge that the Underwriters have, pursuant to the Underwriting Agreement, made a capital contribution to the

Partnership of $312,800,000 in cash ($292,859,000 net to the Partnership after the Spread and the Structuring Fee) in exchange for the issuance by the Partnership to the Underwriters of 18,400,000 Common Units (representing an approximate 24.8% limited partner interest in the Partnership based upon the Underwriters’ exercise in full of the Over-Allotment Option).

Section 2.4 Entry into New Revolving Credit Facility. The Parties acknowledge that the Partnership has (i) entered into the New Revolving Credit Facility, and (ii) borrowed approximately $82.7 million under the New Revolving Credit Facility.

Section 2.5 Distribution to NRGY. The Partnership hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to NRGY $118,199,000, consisting of (i) $80,000,000 for reimbursement of pre-formation capital expenditures with respect to the Partnership’s assets and (ii) $38,199,000 for the aggregate amount of cash contributed by the Underwriters to the Partnership with respect to the 2,400,000 Common Units purchased by and issued to the Underwriters pursuant to the Underwriters’ exercise in full of the Over-Allotment Option

Section 2.6 Payment of Transaction Expenses. The Parties acknowledge the payment by the Partnership, in connection with the transactions contemplated hereby, of estimated transaction expenses in the amount of approximately $2.4 million (excluding the Spread and the Structuring Fee taken into account in determining the net contribution in Section 2.3).

Section 2.7 Redemption of the Initial LP Interest and the Initial GP Interest. The Partnership hereby redeems (i) the Initial LP Interest in the Partnership held by NRGY and (ii) the Initial GP Interest in the Partnership held by the General Partner.

ARTICLE III

ADDITIONAL TRANSACTIONS

Section 3.1 [Reserved].

Section 3.2 [Reserved].

ARTICLE IV

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to (a) more fully assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE V

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II of this Agreement shall be effective and operative in accordance with Article VI, without further action by any Party hereto.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Order of Completion of Transactions. The transactions provided for in Article II of this Agreement shall be completed immediately following the Effective Time in the order set forth therein.

Section 6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.4 No Third-Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.6 Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Delaware. Each Party hereby submits to the non-exclusive jurisdiction of the state and federal courts of, and to venue in, the State of Delaware.

Section 6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 6.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

Section 6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed as of the Closing Date.

INERGY GP, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	President and Chief Executive Officer

INERGY, L.P.

By:	INERGY GP, LLC,
its general partner

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	President and Chief Executive Officer

INERGY PROPANE, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	President and Chief Executive Officer

MGP GP, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	President and Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

INERGY MIDSTREAM HOLDINGS, L.P.

By:	MGP GP, LLC,
its general partner

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	President and Chief Executive Officer

NRGM GP, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	President and Chief Executive Officer

INERGY MIDSTREAM, L.P.

By:	NRGM GP, LLC,
its general partner

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	President and Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement